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                                                                    Exhibit 21.1

The principal subsidiaries and undertakings of the Company are as follows:


SUBSIDIARY/UNDERTAKING                      COUNTRY OF INCORPORATION
----------------------                      ------------------------
Roberts Pharmaceutical Corporation          USA, State of New Jersey

Shire Pharmaceuticals Limited               England and Wales

Shire Pharmaceutical Development Limited    England and Wales

Shire International Licensing BV            Netherlands

Shire Richwood Inc.                         USA, State of Kentucky

Shire Laboratories Inc.                     USA, State of Delaware

Shire Supplies, US, LLC                     USA, State of Delaware

Shire France S.A                            France

Shire Deutschland GmbH & Co. KG             Germany

Shire US Inc                                USA, State of New Jersey

Shire Italia SpA                            Italy

Shire Pharmaceuticals Iberica S.L.          Spain

Shire Canada Inc                            Canada

Shire Pharmaceuticals Development US Inc    US

All of the Group's subsidiary undertakings are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the results of the Group.